UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2021

NorthStar Healthcare Income, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55190 (Commission File Number)	27-3663988 (I.R.S. Employer Identification No.)

590 Madison Avenue, 34th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)
(212) 547-2600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) NorthStar Healthcare Income, Inc. (“NorthStar Healthcare”) held its 2021 annual meeting of stockholders (the “Meeting”) on June 16, 2021. At the close of business on April 14, 2021, the record date for the Meeting, there were 191,052,014 shares of NorthStar Healthcare’s common stock outstanding and entitled to vote. Holders of 100,757,184 shares of common stock, representing a like number of votes, were present at the Meeting, either in person or by proxy.

(b) Matters voted upon by stockholders were as follows:

Proposal 1. At the Meeting, each of the following individuals were elected to the board of directors (the “Board”) to serve until the 2022 annual meeting of stockholders and until his successor is duly elected and qualified, by the following vote:

Nominees	Votes For	Votes Withheld	Broker Non-Vote
Richard S. Welch	52,633,472	7,187,049	40,936,663
Ronald J. Jeanneault	51,484,154	8,336,367	40,936,663
Jonathan A. Carnella	52,700,514	7,120,007	40,936,663
Gregory A. Samay	51,536,724	8,283,797	40,936,663
T. Andrew Smith	52,658,373	7,162,148	40,936,663

Proposal 2. At the Meeting, stockholders ratified the appointment of Grant Thornton LLP as NorthStar Healthcare’s independent registered public accounting firm for the fiscal year ending December 31, 2021, by the following vote:

For	Against	Abstained
95,885,292	2,788,413	2,083,479

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: June 17, 2021	By:	/s/ Ann B. Harrington
Ann B. Harrington
General Counsel and Secretary

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